                                                                    Exhibit 99.1

                              (RENAISSANCERE LOGO)

  RENAISSANCERE REPORTS OPERATING EPS OF $1.75 PER COMMON SHARE FOR 2003 SECOND
                QUARTER COMPARED TO $1.33 FOR 2002 SECOND QUARTER

 NET INCOME OF $2.54 PER COMMON SHARE FOR 2003 SECOND QUARTER COMPARED TO $1.37
                    PER COMMON SHARE FOR 2002 SECOND QUARTER

  INCREASES 2003 OPERATING EARNINGS ESTIMATES TO A RANGE OF $6.35 TO $6.60 PER
              COMMON SHARE, FROM PRIOR ESTIMATE OF $5.30 TO $5.70

PEMBROKE, BERMUDA, JULY 22, 2003 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $124.4 million in second quarter net operating income available to common shareholders, compared to $93.3 million in the second quarter of 2002. Operating income excludes realized investment gains of $55.8 million and $3.0 million in the second quarters of 2003 and 2002, respectively. Operating income per common share grew to $1.75 in the second quarter of 2003, from $1.33 per common share in the second quarter of the previous year. Net income available to common shareholders rose 87% to $180.2 million or $2.54 per common share in the quarter, from $96.2 million or $1.37 per common share for the same quarter of 2002.

James N. Stanard, Chairman and CEO, commented: "Our business continues to perform well and our second quarter came in ahead of expectations principally because of light catastrophe losses. We are especially pleased with the growth in our individual risk unit, which is now expected to deliver more than 40% growth in gross written premium for the year. We also continue to expect gross managed premium growth in specialty reinsurance of approximately 20%. While we currently expect gross managed premium in catastrophe reinsurance to be flat with last year, we now believe that overall premium growth, combined with light catastrophe loss activity through the first half of the year, will enable us to produce operating earnings per share in the range of $6.35 to $6.60, versus our previous forecast of $5.30 to $5.70, assuming normal loss levels for the balance of the year."

For the six months ended June 30, 2003, net operating income available to common shareholders was $251.3 million or $3.55 per common share, compared to $179.9 million or $2.57 per common share for the same period in 2002. Operating income excludes realized investments gains of $80.2 million and $3.7 for the six months ended June 30, 2003 and 2002, respectively, and, in 2002, the cumulative effect of a change in accounting principle of $9.2 million. Net income available to common shareholders for the six months ended June 30, 2003 was $331.4 million or $4.68 per common share, compared to $174.3 million or $2.49 per common share for the same period in 2002.

Gross premiums written for the second quarter of 2003 were $212.6 million, compared to $270.3 million for the same quarter of 2002. Net premiums written for the second quarter of 2003 were $160.2 million, versus $198.5 million for the same quarter of 2002. Net premiums earned for the second quarter of 2003 were $275.5 million, compared to $184.7 million for the same quarter of 2002. Those premiums include $17.1 million of gross written premiums, $19.0 million of net written premiums and $46.7 million of net premiums earned by the Company's consolidated joint venture, DaVinci Re during the second quarter of 2003, compared to $34.8 million of gross written premiums, $34.8 million of net written premiums and $34.2 million of net premiums earned by DaVinci Re during the second quarter of 2002.

Gross premiums written for the six months ended June 30, 2003 were $897.7 million, compared to $731.1 million for the same period of 2002. Net premiums written for the six months ended June 30, 2003 were $750.6 million, compared to $577.6 million for the same period of 2002. Net premiums earned for the first six months of 2003 were $539.0 million, compared to $335.1 million for the same period of 2002. Those premiums include $143.6 million of gross written premiums, $145.5 million of net written premiums and $95.8 million of net premiums earned by DaVinci Re during the first six months of 2003, compared to $130.1 million of gross written premiums, $130.1 million of net written premiums and $57.8 million of net premiums earned by DaVinci Re for the first six months of 2002.

Total Managed Catastrophe Premiums Written, representing gross catastrophe premiums written by Renaissance Reinsurance and by related joint ventures, was $103.8 million for the second quarter, compared to $144.8 million for the same quarter of 2002. This decline was primarily attributable to contracts recorded in the second quarter of 2002 which were renewed and recorded in the first quarter of 2003. Total Managed Cat Premium for the six months ended June 30, 2003 increased to $568.5, compared to $515.2 million for the same period in 2002. See the attached supplemental financial data for additional details regarding managed premiums.

Net investment income, excluding realized and unrealized investment gains and losses, for the second quarter of 2003 increased to $28.0 million, compared to $26.4 million for the same period in 2002. Net investment income, excluding realized and unrealized gains and losses, for the six months ended June 30, 2003 was $56.2 million, compared to $49.1 million for the same period in 2002. Investment income for the second quarter of 2003 includes $6.1 million of income and appreciation related to investments in hedge funds and private equity funds, compared with a loss of $.2 million for the same quarter in 2002. For the first six months of 2003, income and appreciation from these investments totaled $9.4 million as compared to $.1 million for the same six month period in 2002.

Claims and claim expenses incurred for the quarter ended June 30, 2003 were $100.1 million, or 36.3% of net premiums earned. In comparison, claims and claim expenses incurred for the quarter ended June 30, 2002 were $73.1 million, or 39.6% of net premiums earned. Claims and claim expenses incurred for the six months ended June 30, 2003 were $182.9 million or 33.9% of net premiums earned, compared to $116.3 million or 34.7% of net premiums earned for the same period in 2002. Claims and claim expenses incurred for the both the quarters and the six months ending June 30, 2003 and 2002 benefited from the relatively low level of catastrophe losses during each of these periods.

During the quarter, income from the DaVinci joint venture and other fee income on managed cat business was $31.6 million, compared to $28.9 million during the second quarter of 2002. Of the total $31.6 million of other income during the quarter, $15.6 million was generated from fees and profit commissions, compared to $14.8 million in the second quarter of 2002, and $16.5 million was generated from the Company's equity pick up from joint ventures, versus $14.2 million in the comparable quarter of 2002. A summary of income from joint venture relationships, which includes aggregate earnings from joint venture activities, fees related to catastrophe business, and miscellaneous other items, is presented in the supplemental disclosures. The principal differences between other income as reported and the summary of income above from joint venture relationships are that the results of DaVinci Re are reflected as if it were reported under the equity accounting method, and the summary presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on the income statement as a reduction of acquisition and operational expenses.

Shareholders' equity attributable to common shareholders was $1.82 billion at June 30, 2003, compared to $1.49 billion at December 31, 2002. Book value per common share at June 30, 2003 was $25.94, compared to $21.39 per common share at December 31, 2002.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 23, 2003 at 10:00 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. (NYSE: RNR), is a global provider of reinsurance and insurance. The Company's business primarily consists of four components: (1) catastrophe reinsurance; (2) catastrophe reinsurance written for the account of joint ventures Top Layer Reinsurance Ltd. and DaVinci Reinsurance Ltd; (3) specialty reinsurance, including such lines as catastrophe-exposed workers compensation, surety, terrorism, property per risk, aviation and finite reinsurance; and (4) individual risk business which includes primary insurance and quota share reinsurance. Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future operations results, please refer to RenaissanceRe Holdings Ltd's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the quarter ended March 31, 2003.

INVESTOR CONTACT:                                     MEDIA CONTACT:
Martin J. Merritt                                     David Lilly or Dawn Dover
Senior Vice President - Finance                       Kekst and Company
RenaissanceRe Holdings Ltd.                           (212) 521-4800
(441) 299-7230


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
                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

                   SUMMARY CONSOLIDATED STATEMENTS OF INCOME

           For the three and six months ended June 30, 2003 and 2002

       (in thousands of United States Dollars, except per share amounts)



                                                               QUARTERS ENDED                  SIX MONTHS ENDED
                                                       ------------------------------    -------------------------------
                                                       JUNE 30, 2003    JUNE 30, 2002    JUNE 30, 2003     JUNE 30, 2002
                                                       -------------    -------------    -------------     -------------
                                                               (Unaudited)                         (Unaudited)

REVENUES
    Gross premiums written                               $212,560        $ 270,294         $ 897,727         $ 731,128
                                                         ========        =========         =========         =========
    Net premiums written                                 $160,223        $ 198,517         $ 750,593         $ 577,613
    Decrease (increase) in unearned premiums              115,312          (13,775)         (211,584)         (242,563)
                                                         --------        ---------         ---------         ---------
    Net premiums earned                                   275,535          184,742           539,009           335,050
    Net investment income                                  28,012           26,364            56,162            49,147
    Net foreign exchange gains                              7,640            3,650            11,591             1,700
    Other income                                            7,238            8,147            12,743            16,276
    Net realized gains on investments                      55,757            2,968            80,153             3,654
                                                         --------        ---------         ---------         ---------
    TOTAL REVENUES                                        374,182          225,871           699,658           405,827
                                                         --------        ---------         ---------         ---------
EXPENSES

    Claims and claim expenses incurred                    100,076           73,149           182,856           116,267
    Acquisition expenses                                   40,704           20,368            82,837            38,917
    Operational expenses                                   16,332            9,962            31,239            20,625
    Corporate expenses                                      4,677            4,688             8,145             7,378
    Interest expense                                        5,335            3,433             9,834             6,147
                                                         --------        ---------         ---------         ---------
    TOTAL EXPENSES                                        167,124          111,600           314,911           189,334
                                                         --------        ---------         ---------         ---------
Income before minority interest and taxes
   and change in accounting principle                     207,058          114,271           384,747           216,493
Minority interest - Capital Securities                      1,827            1,831             3,282             3,664
Minority interest - DaVinci                                20,150           13,470            41,035            22,947
                                                         --------        ---------         ---------         ---------
Income before taxes and change in                         185,081           98,970           340,430           189,882
   accounting principle
Income tax benefit (expense)                                 --                273                55              (323)
Cumulative effect of a change in accounting
   principle - SFAS 142 - Goodwill                           --               --                --              (9,187)
                                                         --------        ---------         ---------         ---------
   NET INCOME                                             185,081           99,243           340,485           180,372
Dividends on Preference Shares                              4,917            3,003             9,036             6,041
                                                         --------        ---------         ---------         ---------
   NET INCOME AVAILABLE TO COMMON SHAREHOLDERS           $180,164        $  96,240         $ 331,449         $ 174,331
                                                         ========        =========         =========         =========

Operating Earnings per Common Share - diluted *          $   1.75        $    1.33         $    3.55         $    2.57


Earnings per Common Share - basic                        $   2.62        $    1.43         $    4.82         $    2.60
Earnings per Common Share - diluted                      $   2.54        $    1.37         $    4.68         $    2.49

Average shares outstanding - basic                         68,914           67,326            68,754            67,057
Average shares outstanding - diluted                       71,056           70,209            70,810            69,998

Claims and claim expense ratio                               36.3%            39.6%             33.9%             34.7%
Expense ratio                                                20.7%            16.4%             21.2%             17.8%
                                                         --------        ---------         ---------         ---------
Combined ratio                                               57.0%            56.0%             55.1%             52.5%
                                                         ========        =========         =========         =========
Operating return on average equity  (annualized) *           28.8%            31.3%             30.5%             31.2%
                                                         ========        =========         =========         =========

* Excludes realized gains on investments and, in 2002, the cumulative effect of a change in accounting principle - SFAS 142 - Goodwill.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES

                      SUMMARY CONSOLIDATED BALANCE SHEETS

       (in thousands of United States Dollars, except per share amounts)

                                                                                      AS AT
                                                                          -----------------------------------
                                                                          JUNE 30, 2003     DECEMBER 31, 2002
                                                                          -------------     -----------------
                                                                            (Unaudited)         (Audited)
ASSETS
Fixed maturity investments available for sale, at fair value
  (Amortized cost $2,280,154 and $2,153,715 at June 30, 2003 and
  December 31, 2002, respectively)                                           $2,347,341       $ 2,221,109
Short term investments                                                        1,135,185           570,497
Other investments                                                               190,742           129,918
Equity investment in reinsurance company at fair value
(Cost $84,199 at June 30, 2003 and December 31, 2002)                           129,959           120,288
Cash and cash equivalents                                                        60,129            87,067
                                                                             ----------       -----------
   Total investments and cash                                                 3,863,356         3,128,879
Premiums receivable                                                             381,102           199,449
Ceded reinsurance balances                                                       83,385            73,360
Losses recoverable                                                              164,069           199,533
Accrued investment income                                                        22,524            25,833
Deferred acquisition costs                                                       86,746            55,853
Other assets                                                                     54,865            62,829
                                                                             ----------       -----------
  TOTAL ASSETS                                                               $4,656,047       $ 3,745,736
                                                                             ==========       ===========

LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS' EQUITY LIABILITIES

Reserve for claims and claim                                                 $  931,901       $   804,795
expenses
Reserve for unearned premiums                                                   553,747           331,985
Debt                                                                            350,000           275,000
Reinsurance balances payable                                                    173,806           146,732
Other                                                                            85,076            97,013
                                                                             ----------       -----------
  TOTAL LIABILITIES                                                           2,094,530         1,655,525
                                                                             ----------       -----------
Minority Interest - Capital                                                      84,630            84,630
Securities
Minority Interest - DaVinci                                                     402,922           363,546

SHAREHOLDERS' EQUITY

Preference Shares                                                               250,000           150,000
Common shares and additional paid in capital                                    306,257           320,936
Unearned stock grant compensation                                                  --             (18,468)
Accumulated other comprehensive income                                          112,947            95,234
Retained earnings                                                             1,404,761         1,094,333
                                                                             ----------       -----------
   TOTAL SHAREHOLDERS' EQUITY                                                 2,073,965         1,642,035
                                                                             ----------       -----------
   TOTAL LIABILITIES, MINORITY INTERESTS, AND
     SHAREHOLDERS' EQUITY                                                    $4,656,047       $ 3,745,736
                                                                             ==========       ===========
BOOK VALUE PER COMMON SHARE                                                  $    25.94       $     21.39
                                                                             ==========       ===========
COMMON SHARES OUTSTANDING                                                        70,320            69,750
                                                                             ==========       ===========

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     (in thousands of United States Dollars)



GROSS WRITTEN PREMIUMS                         QUARTERS ENDED                   SIX MONTHS ENDED
                                          ------------------------------   ---------------------------------
                                          JUNE 30, 2003    JUNE 30, 2002   JUNE 30, 2003       JUNE 30, 2002
                                          -------------    -------------   -------------       -------------
Renaissance Cat Premium                        $ 64,211         $ 87,854         $372,930       $324,647
Renaissance Specialty Premium                    33,557           71,632          219,639        172,655
                                               --------         --------         --------       --------
 Total Renaissance Reinsurance Premium           97,768          159,486          592,569        497,302
                                               --------         --------         --------       --------
DaVinci Cat Premium                              16,402           34,794          123,218        130,063
DaVinci Specialty Premium                           702             --             20,409           --
                                               --------         --------         --------       --------
 Total DaVinci Reinsurance Premium               17,104           34,794          143,627        130,063
                                               ========         ========         ========       ========
   Total Reinsurance Premium                    114,872          194,280          736,196        627,365
Individual Risk Premium (1)                      97,688           76,014          161,531        103,763
                                               --------         --------         --------       --------
   Total Premiums                              $212,560         $270,294         $897,727       $731,128
                                               ========         ========         ========       ========
Total Managed Cat Premiums (2)                 $103,821         $144,796         $568,509       $515,150
                                               ========         ========         ========       ========

(1) Includes premium ceded to the reinsurance unit of $1.0 million for each of the quarters ended June 30, 2003 and 2002 and $5.7 million and $1.0 million for the six months ended June 30, 2003 and 2002, respectively.

(2) Total Managed Cat Premiums include Renaissance and DaVinci Cat Premium, as above, and Cat Premium of $23.2 million and $22.1 million for the quarters ended June 30, 2003 and 2002, respectively, and $72.4 million and $60.4 million for the six months ended June 30, 2003 and 2002, respectively, written on behalf of our joint venture, Top Layer Re.


OTHER INCOME                                          QUARTERS ENDED                  SIX MONTHS ENDED
                                            --------------------------------    ------------------------------
                                            JUNE 30, 2003      JUNE 30, 2002    JUNE 30, 2003    JUNE 30, 2002
                                            -------------      -------------    -------------    -------------
As Reported
Cat business - fee income                       $  1,250             $   999        $  2,478           $ 2,000
Cat business - equity pick up                      6,493               7,146          12,561            11,136
Other items                                         (505)                  2          (2,296)            3,140
                                                --------             -------        --------           -------
Total other income - as reported                $  7,238             $ 8,147        $ 12,743           $16,276
                                                ========             =======        ========           =======
Summary of all income from joint venture
 relationships (3)
Cat business - fee income (4)                   $ 15,616             $14,771        $ 35,820           $24,189
Cat business - equity pick up                     16,522              14,152          34,224            23,856
Other items                                         (505)                  2          (2,296)            3,140
                                                ========             =======        ========           =======
Total                                           $ 31,633             $28,925        $ 67,748           $51,185
                                                ========             =======        ========           =======


(3) Reported GAAP presentation adjusted to reflect:

      - fee income and the Company's interest in DaVinci as if DaVinci were accounted for under the equity method

      - other fee income on managed cat business which is reflected on the income statement as a reduction of acquisition and operational expenses

(4) Excludes fee income received on capital invested by RenaissanceRe Holdings.